CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735
Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 424-1241

PREIT Reports Third Quarter 2014 Results Including Strong Same Store NOI Growth

FFO, as adjusted increased 9.2%
Same Store NOI ex. Lease Terminations improved by 6.0%
Over 395,000 SF more of New Leases Executed vs Prior Year
Same Store NOI Guidance range unchanged

Philadelphia, PA, October 28, 2014 - PREIT (NYSE: PEI) today reported results for the quarter and nine months ended September 30, 2014.

•	FFO, as adjusted increased 9.2% for the quarter.

•	FFO, as adjusted per share increased by 8.9% for the quarter to $0.49.

•	Same Store NOI improved by 5.9% for the quarter.

•	Same Store NOI excluding lease termination revenue improved by 6.0% for the quarter.

•	YTD Same Store NOI improved by 2.0% over last year after recovering from Q1 2014 weather-related factors.

•	Leases for 870,000 square feet of new space were executed in the nine months ended September 30, 2014, compared with 475,000 square feet for the same period last year, an increase of 83%.

•	Renewal spreads for small format leases were 4.8% year to date.

•	Portfolio comparable store sales improved sequentially by 1.6%.

•	Same store mall occupancy, excluding anchors, improved by 80 basis points to 92.0%; Total Same store mall occupancy improved by 50 basis points to 95.4%.

•	Average gross rent at Premier properties increased 4.4%.

•	Activity in the asset disposition program continued with the sale of Nittany and North Hanover Malls and significant progress on the sale of two joint venture power centers.

•	Leverage ratio under our 2013 Revolving Facility and 2014 Term Loans (Total Liabilities to Gross Asset Value) was sequentially reduced by 50 basis points to 48.9%.

“Over the past few weeks, Springfield Town Center and Century 21 at The Gallery opened to tremendous success. The pending acquisition and lease up of Springfield Town Center and redevelopment plans for The Gallery are representative of further opportunities to improve portfolio quality,” said Joseph F. Coradino, Chief Executive Officer. “This quarter, we are particularly pleased with the operating results generated from our improving portfolio and are better positioned to continue to deliver strong returns for our shareholders.”

PREIT / 2
Exhibit 99.1

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter and nine months ended September 30, 2014:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
FFO	$34.3	$31.2	$87.4	$79.4
Acquisition costs	0.4	—	2.5	—
Provision for employee separation expense	0.1	—	5.0	2.3
Loss on hedge ineffectiveness	0.1	0.7	1.4	3.4
Accelerated amortization of deferred financing costs	—	0.1	—	1.1
FFO, as adjusted	$35.0	$32.0	$96.3	$86.2

	Quarter Ended September 30,		Nine Months Ended September 30,
Per Diluted Share and OP Unit	2014	2013	2014	2013
FFO	$0.48	$0.44	$1.23	$1.21

FFO, as adjusted	$0.49	$0.45	$1.36	$1.32

The following tables set forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarter and nine months ended September 30, 2014:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
NOI	$67.3	$67.6	$200.2	$204.9
NOI from properties and interests in properties sold	(2.4)	(7.1)	(12.4)	(21.8)
NOI from acquisitions and other	(1.0)	0.1	(2.1)	(1.0)
Same Store NOI	63.7	60.1	185.7	182.1
Lease termination revenue	(0.3)	(0.3)	(0.5)	(0.5)
Same Store NOI excluding lease termination revenue	$63.4	$59.8	$185.2	$181.6

The following tables set forth information regarding net (loss) income and net (loss) income per diluted share for the quarter and nine months ended September 30, 2014:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2014	2013	2014	2013
Net (loss) income	$(0.9)	$12.6	$(33.3)	$29.4
Net (loss) income per diluted share	$(0.07)	$—	$(0.65)	$0.26

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended September 30, 2014:

•	Net loss attributable to PREIT common shareholders was $4.8 million compared to net income attributable to PREIT common shareholders of $8.2 million for the quarter ended September 30, 2013.

•	Same Store NOI increased $3.6 million, or 5.9%.

•	NOI decreased $4.7 million as a result of properties and interests in properties that were sold in 2013 and 2014.

PREIT / 3
Exhibit 99.1

•	Interest expense decreased $3.9 million primarily from lower overall debt balances and lower average interest rates offset by loss on hedge ineffectiveness.

•
Impairment of assets of $1.6 million and $0.7 million was recognized in connection with the sales of Nittany Mall and North Hanover Mall, respectively, in the quarter ended September 30, 2014. We recognized impairment of assets of $30.0 million in the quarter ended September 30, 2013.

Primary Factors Affecting Financial Results for the Nine Months Ended September 30, 2014:

•	Net loss attributable to PREIT common shareholders was $44.2 million compared to net income attributable to PREIT common shareholders of $16.4 million for the nine months ended September 30, 2013.

•	NOI increased $3.6 million, or 2.0%, for Same Store properties.

•	NOI decreased $9.4 million as a result of properties and interests in properties that were sold in 2013 and 2014.

•	Provision for employee separation expense was $5.0 million in the nine months ended September 30, 2014, compared to $2.3 million in the nine months ended September 30, 2013.

•	Other expenses increased $2.5 million primarily related to the pending acquisition of Springfield Town Center.

•	Interest expense decreased $18.6 million primarily from lower overall debt balances and lower average interest rates offset by loss on hedge ineffectiveness.

•
Impairment of assets of $15.5 million, $2.9 million and $1.3 million was recognized in connection with the sales of Nittany Mall, North Hanover Mall and South Mall, respectively, in the nine months ended September 30, 2014. Impairment of assets of $30.0 million was recognized in the nine months ended September 30, 2013.

•	Weighted average shares outstanding increased because of the 11,500,000 common shares issued in May 2013.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Asset Dispositions

During the quarter, the Company sold 50% of its ownership interest in The Gallery in Philadelphia, PA for a sale price of $106.8 million. The Company also sold Nittany Mall in State College, PA and North Hanover Mall in Hanover, PA for a combined sale price of $32.3 million.

During the quarter, the Company entered into agreements to sell non-mall properties it owns in Bethlehem, PA and Florence, SC.

Financing Activities

In July 2014, the Company repaid a $25.8 million mortgage loan plus accrued interest secured by 801 Market Street, a property that is part of The Gallery, using proceeds from the joint venture transaction that was executed for The Gallery.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

PREIT / 4
Exhibit 99.1

	Rolling Twelve Months Ended:
	September 30, 2014	September 30, 2013
Portfolio Sales per square foot (1)	$384	$381
(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.
	Occupancy as of:
	September 30, 2014	September 30, 2013
Same Store Malls:
Total including anchors	95.4%	94.9%
Total excluding anchors	92.0%	91.2%
Portfolio Total Occupancy:
Total including anchors	94.3%	93.5%
Total excluding anchors	91.8%	90.6%

2014 Outlook
To account for the $0.03 per share dilution resulting from the September 2014 sale of Nittany and North Hanover malls and other factors, the Company has revised its estimates of FFO per share for the year ending December 31, 2014 to between $1.81 and $1.84, and its estimates of FFO as adjusted per share to between $1.94 and $1.97 as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.81	$1.84
Provision for employee separation expense	0.07	0.07
Loss on hedge ineffectiveness	0.02	0.02
Acquisition costs	0.04	0.04
FFO, as adjusted	1.94	1.97
Impairment of assets	(0.28)	(0.28)
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.24)	(2.23)
Net (loss) attributable to PREIT common shareholders	$(0.58)	$(0.54)

Our 2014 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.Our revised guidance incorporates the following assumptions, among others:

•	2014 Same Store NOI growth in the range of 2.0% to 2.4%, excluding lease termination revenue;

•	Provisions for employee separation expense, loss on hedge ineffectiveness and acquisition costs as set forth above;

•	Our guidance does not contemplate any other material property dispositions or acquisitions

Conference Call Information

PREIT / 5
Exhibit 99.1

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday, October 29, 2014, to review the Company’s results and future outlook. To listen to the call, please dial (877) 870-4263 (domestic), (412) 317-0790 (international), or (855) 669-9657 (Canada toll free) at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the Internet at the Company website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through November 12, 2014 at (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada toll free) using the replay code, 10051848. The online archive of the webcast will also be available for 14 days following the call.

PREIT / 6
Exhibit 99.1

About Pennsylvania Real Estate Investment Trust

PREIT is a real estate investment trust specializing in the ownership and management of differentiated retail shopping malls designed to fit the dynamic communities they serve. Founded in 1960 as Pennsylvania Real Estate Investment Trust, the Company owns and operates over 29 million square feet of space in properties in 12 states in the eastern half of the United States with concentration in the Mid-Atlantic region and Greater Philadelphia. PREIT is headquartered in Philadelphia, Pennsylvania, and is publicly traded on the NYSE under the symbol PEI. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of company performance over time; plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

PREIT / 7
Exhibit 99.1

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2014 and 2013 to show the effect of acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as acquisition costs, provision for employee separation expense, accelerated amortization of deferred financing costs and gain or loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expense of our partnership investments, and includes real estate revenue and operating expense from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI. NOI excludes interest and other income, general and administrative expense, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, impairment losses, acquisition costs and other expense.

Portfolio

Includes all properties owned by the Company during the respective period.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements

PREIT / 8
Exhibit 99.1

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and Letter of Credit; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$66,908	$69,851	$209,896	$207,560
Expense reimbursements	31,057	33,275	96,287	95,067
Percentage rent	542	593	1,455	2,159
Lease termination revenue	644	336	898	567
Other real estate revenue	2,638	3,011	8,005	8,438
Total real estate revenue	101,789	107,066	316,541	313,791
Other income	3,348	3,208	4,807	5,491
Total revenue	105,137	110,274	321,348	319,282
EXPENSES:
Operating expenses:
CAM and real estate taxes	(33,092)	(36,416)	(107,723)	(105,957)
Utilities	(5,520)	(6,859)	(19,571)	(16,986)
Other operating expenses	(4,315)	(4,609)	(11,713)	(12,255)
Total operating expenses	(42,927)	(47,884)	(139,007)	(135,198)
Depreciation and amortization	(34,240)	(35,770)	(107,610)	(104,474)
Other expenses:
General and administrative expenses	(8,373)	(8,116)	(26,224)	(26,578)
Impairment of assets	(2,297)	(6,304)	(19,695)	(6,304)
Provision for employee separation expense	(85)	—	(4,961)	(2,314)
Acquisition costs and other expenses	(723)	(462)	(3,329)	(862)
Total other expenses	(11,478)	(14,882)	(54,209)	(36,058)
Interest expense, net	(20,071)	(23,477)	(61,792)	(78,503)
Total expenses	(108,716)	(122,013)	(362,618)	(354,233)
Loss before equity in income of partnerships, net loss on sales of interests in real estate, discontinued operations and gains on sales of discontinued operations	(3,579)	(11,739)	(41,270)	(34,951)
Equity in income of partnerships	3,206	2,345	8,392	7,081
Net loss on sales of interests in real estate	(513)	—	(414)	—
Loss from continuing operations	(886)	(9,394)	(33,292)	(27,870)
Discontinued operations:
Operating results from discontinued operations	—	543	—	2,563
Impairment of assets of discontinued operations	—	(23,662)	—	(23,662)
Gains on sales of discontinued operations	—	45,097	—	78,351
Income from discontinued operations	—	21,978	—	57,252
Net (loss) income	(886)	12,584	(33,292)	29,382
Less: net loss (income) attributed to noncontrolling interest	27	(382)	1,004	(1,073)
Net (loss) income attributable to PREIT	(859)	12,202	(32,288)	28,309
Less: preferred share dividends	(3,962)	(3,962)	(11,886)	(11,886)
Net (loss) income attributable to PREIT common shareholders	$(4,821)	$8,240	$(44,174)	$16,423
Basic and diluted net (loss) income per share - PREIT (1)	$(0.07)	$0.12	$(0.65)	$0.26
Weighted average number of shares outstanding for diluted EPS	68,331	67,579	68,172	62,330
 (1)For the three and nine month periods ended September 30, 2014 and 2013, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
(In thousands)
Comprehensive (loss) income:
Net (loss) income	$(886)	$12,584	$(33,292)	$29,382
Unrealized gain (loss) on derivatives	2,127	651	(975)	8,747
Amortization of losses of settled swaps, net of gains	383	984	2,221	4,766
Total comprehensive income (loss)	1,624	14,219	(32,046)	42,895
Less: Comprehensive (income) loss attributable to noncontrolling interest	(85)	(402)	967	(1,523)
Comprehensive income (loss) attributable to PREIT	$1,539	$13,817	$(31,079)	$41,372

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended September 30, 2014			Quarter Ended September 30, 2013
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$101,789	$12,763	$114,552	$107,066	$9,980	$2,491	$119,537
Operating expenses	(42,927)	(4,299)	(47,226)	(47,884)	(2,971)	(1,109)	(51,964)
NET OPERATING INCOME	58,862	8,464	67,326	59,182	7,009	1,382	67,573
General and administrative expenses	(8,373)	—	(8,373)	(8,116)	—	—	(8,116)
Provision for employee separation expense	(85)	—	(85)	—	—	—	—
Other income	3,348	—	3,348	3,208	—	—	3,208
Acquisition costs and other expenses	(723)	(20)	(743)	(462)	—	—	(462)
Interest expense, net	(20,071)	(2,734)	(22,805)	(23,477)	(2,773)	(494)	(26,744)
Depreciation on non real estate assets	(363)	—	(363)	(253)	—	—	(253)
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	—	(3,962)
FUNDS FROM OPERATIONS	28,633	5,710	34,343	26,120	4,236	888	31,244
Depreciation on real estate assets	(33,877)	(2,504)	(36,381)	(35,517)	(1,891)	(345)	(37,753)
Equity in income of partnerships	3,206	(3,206)	—	2,345	(2,345)	—	—
Gain on sale of real estate assets	(513)	—	(513)	—	—	—	—
Impairment of assets	(2,297)	—	(2,297)	(6,304)	—	—	(6.304)
Operating results from discontinued operations	—	—	—	543	—	(543)	—
Impairment of assets of discontinued operations	—	—	—	(23,662)	—	—	(23,662)
Gain on sales of discontinued operations	—	—	—	45,097	—	—	45,097
Preferred share dividends	3,962	—	3,962	3,962	—	—	3,962
Net (loss) income	$(886)	$—	$(886)	$12,584	$—	$—	$12,584
(1)Total includes the non-cash effect of straight-line rent of $344 and $315 for the quarters ended September 30, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,331				67,579
Weighted average effect of full conversion of OP Units			2,129				2,136
Effect of common share equivalents			672				825
Total weighted average shares outstanding, including OP Units			71,132				70,540
FUNDS FROM OPERATIONS			$34,343				$31,244
Loss on hedge ineffectiveness			117				727
Acquisition costs			429				—
Provision for employee separation expense			85				—
Accelerated amortization of deferred financing costs			—				50
FUNDS FROM OPERATIONS AS ADJUSTED			$34,974				$32,021
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.48				$0.44
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.49				$0.45

SAME STORE RECONCILIATION	Quarter Ended September 30,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$105,960	$104,414	$8,592	$15,123	$114,552	$119,537
Operating expenses	(42,278)	(44,294)	(4,948)	(7,670)	(47,226)	(51,964)
NET OPERATING INCOME (NOI)	$63,682	$60,120	$3,644	$7,453	$67,326	$67,573
Less: Lease termination revenue	251	294	393	52	644	346
NOI - EXCLUDING LEASE TERMINATION REVENUE	$63,431	$59,826	$3,251	$7,401	$66,682	$67,227

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
RECONCILIATION OF NOI AND FFO TO NET (LOSS) INCOME	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$316,541	$33,359	$349,900	$313,791	$29,683	$9,379	$352,853
Operating expenses	(139,007)	(10,696)	(149,703)	(135,198)	(8,768)	(3,989)	(147,955)
NET OPERATING INCOME	177,534	22,663	200,197	178,593	20,915	5,390	204,898
General and administrative expenses	(26,224)	—	(26,224)	(26,578)	—	—	(26,578)
Provision for employee separation expense	(4,961)	—	(4,961)	(2,314)	—	—	(2,314)
Other income	4,807	—	4,807	5,491	—	—	5,491
Acquisition costs and other expenses	(3,329)	(20)	(3,349)	(862)	—	—	(862)
Interest expense, net	(61,792)	(8,182)	(69,974)	(78,503)	(8,305)	(1,753)	(88,561)
Depreciation on non real estate assets	(1,174)	—	(1,174)	(801)	—	—	(801)
Preferred share dividends	(11,886)	—	(11,886)	(11,886)	—	—	(11,886)
FUNDS FROM OPERATIONS	72,975	14,461	87,436	63,140	12,610	3,637	79,387
Depreciation on real estate assets	(106,436)	(6,069)	(112,505)	(103,673)	(5,529)	(1,074)	(110,276)
Equity in income of partnerships	8,392	(8,392)	—	7,081	(7,081)	—	—
Gain on sale of interest in real estate	(414)	—	(414)	—	—	—	—
Impairment of assets	(19,695)	—	(19,695)	(6,304)	—	—	(6.304)
Operating results from discontinued operations	—	—	—	2,563	—	(2,563)	—
Impairment of Assets of discontinued operations	—	—	—	(23,662)	—	—	(23.662)
Gain on sales of discontinued operations	—	—	—	78,351	—	—	78,351
Preferred share dividends	11,886	—	11,886	11,886	—	—	11,886
Net (loss) income	$(33,292)	$—	$(33,292)	$29,382	$—	$—	$29,382
(1)Total includes the non-cash effect of straight-line rent of $1,207 and $1,145 for the nine months ended September 30, 2014 and 2013, respectively.
Weighted average number of shares outstanding			68,172				62,330
Weighted average effect of full conversion of OP Units			2,129				2,215
Effect of common share equivalents			596				851
Total weighted average shares outstanding, including OP Units			70,897				65,396
FUNDS FROM OPERATIONS			$87,436				$79,387
Acquisition costs			2,514				—
Provision for employee separation expense			4,961				2,314
Loss on hedge ineffectiveness			1,354				3,409
Accelerated amortization of deferred financing costs			—				1,076
FUNDS FROM OPERATIONS AS ADJUSTED			$96,265				$86,186
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$1.23				$1.21
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$1.36				$1.32

SAME STORE RECONCILIATION	Nine Months Ended September 30,
	Same Store		Non-Same Store		Total
	2014	2013	2014	2013	2014	2013
Real estate revenue	$316,356	$307,216	$33,544	$45,637	$349,900	$352,853
Operating expenses	(130,674)	(125,138)	(19,029)	(22,817)	(149,703)	(147,955)
NET OPERATING INCOME (NOI)	$185,682	$182,078	$14,515	$22,820	$200,197	$204,898
Less: Lease termination revenue	517	514	393	127	910	641
NOI - EXCLUDING LEASE TERMINATION REVENUE	$185,165	$181,564	$14,122	$22,693	$199,287	$204,257

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	September 30, 2014	December 31, 2013
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,173,334	$3,450,317
Construction in progress	73,410	68,835
Land held for development	8,721	8,716
Total investments in real estate	3,255,465	3,527,868
Accumulated depreciation	(1,028,846)	(1,012,746)
Net investments in real estate	2,226,619	2,515,122
INVESTMENTS IN PARTNERSHIPS, at equity:	129,202	15,963
OTHER ASSETS:
Cash and cash equivalents	51,413	34,230
Tenant and other receivables (net of allowance for doubtful accounts of $13,049 and $13,123 at September 30, 2014 and December 31, 2013, respectively)	35,416	46,439
Intangible assets (net of accumulated amortization of $12,042 and $14,506 at September 30, 2014 and December 31, 2013, respectively)	6,622	9,075
Deferred costs and other assets, net	89,907	97,752
Total assets	2,539,179	2,718,581
LIABILITIES:
Mortgage loans payable	$1,414,054	$1,502,650
Term loans	130,000	—
Revolving facility	—	130,000
Tenants' deposits and deferred rent	16,062	17,896
Distributions in excess of partnership investments	64,360	64,491
Fair value of derivative liabilities	1,738	844
Accrued expenses and other liabilities	70,209	76,248
Total liabilities	1,696,423	1,792,129
EQUITY:	842,756	926,452
Total liabilities and equity	$2,539,179	$2,718,581
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